UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2015
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)

50 Old Webster Road
Oxford, Massachusetts 01540
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 373-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 1, 2015, IPG Laser GmbH ("IPG Laser"), a wholly-owned subsidiary of IPG Photonics Corporation (the "Registrant"), amended its unsecured revolving line of credit (the "Credit Facility Agreement") with Deutsche Bank AG (“Deutsche Bank ”) to re-allocate the cash and guarantee facilities. IPG Laser, located in Burbach, Germany, is one of the Registrant's principal manufacturing, research and sales operations.

Under the amended Credit Facility Agreement, IPG Laser continues to have available credit up to Euro 30.0 million. The cash facility has increased from Euro 14.0 million to Euro 19.0 million and the guarantee facility had been reduced from Euro 16.0 million to Euro 11.0 million. Of the Euro 30.0 million in available credit, up to Euro 14.0 million is available to certain of our foreign subsidiaries as follows: our Russian subsidiary - up to Euro 8.0 million (representing a decrease of Euro 8.0 million), and our Italian and Chinese subsidiaries - up to Euro 3.0 million each.

The foregoing descriptions of the amendments to the Credit Facility Agreement do not purport to be complete and are qualified in their entirety by reference to such amendments, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a
Registrant.
The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.
Exhibit 10.1	First Amendment of the Credit Facility Agreement between IPG Laser GmbH and Deutsche Bank AG, dated October 1, 2015.
Exhibit 10.2	Annex 1 (1st Amendment) to Guarantee of IPG Laser GmbH to Deutsche Bank AG, dated October 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION
October 6, 2015	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	First Amendment of the Credit Facility Agreement between IPG Laser GmbH and Deutsche Bank AG, dated October 1, 2015.
10.2	Annex 1 to (1st Amendment) Guarantee of IPG Laser GmbH to Deutsche Bank AG, dated October 1, 2015.